John H. Lively
The Law Offices of John H. Lively & Associates, Inc.
A Member Firm of The 1940 Act Law GroupTM
11300 Tomahawk Creek Parkway, Suite 310
Leawood, KS 66211
Phone: 913.660.0778 Fax: 913.660.9157
john.lively@1940actlawgroup.com

July 29, 2014

Brown Capital Management Mutual Funds
1201 N. Calvert Street
Baltimore, Maryland 21202

Ladies and Gentlemen:

We hereby consent to the use of our name and to the reference to our firm under the caption “Investment Advisor and Other Service Providers” in the Statement of Additional Information for The Brown Capital Management Small Company Fund, The Brown Capital Management Mid-Cap Fund, and The Brown Capital Management International Equity Fund, each a series portfolio of Brown Capital Management Mutual Funds (the “Trust”), which is included in Post-Effective Amendment No. 69 to the Registration Statement under the Securities Act of 1933, as amended (No. 33-37458), and Amendment No. 70 to Registration Statement under the Investment Company Act of 1940, as amended (No. 811- 06199), on Form N-1A of the Trust.

Sincerely,

/s/ John H. Lively

The Law Offices of John H. Lively & Associates, Inc.